EXHIBIT 10.63

COLLABORATIVE RESEARCH AGREEMENT

THIS COLLABORATIVE RESEARCH AGREEMENT (this “Agreement”) effective as of January 2021 (the “Effective Date”), is entered into between EMERALD BIOSCIENCE INC. (“EMBI”), with a place of business at 5910 Pacific Center Blvd., #320 San Diego, CA, 92121, United States and EMERALD HEALTH BIOTECHNOLOGY ESPAÑA, S.L. a limited liability company incorporated under the laws of Spain(“EHBE”), having a place of business at Parque Cientifico Tecnologico de Cordoba, Rabanales 21, c/ Astronoma Cecilia Payne, Edifico Centauro, 14014, Cordoba, Spain.

WHEREAS:

A.	EMBI has discovered and developed a new chemical entity based on CBD (CBD-VAL- HS) that may be effective in the treatment of human diseases.

B.

EMBI desires to sponsor certain research by EHBE as further described in the Project Plan (as defined below) and EHBE desires to conduct such research in accordance with the terms and conditions of this Agreement (Exhibit A).

NOW, THEREFORE, in consideration of the foregoing premises and he mutual covenants herein contained; the parties hereby agree as follows:

1.	Definitions. For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

1.1

“Confidential Information” means, with respect to a party (the “Discloser or EMBI”), any and all proprietary or confidential data and information disclosed by EMBI to the other party (the “Recipient or EHBE”), whether in writing, or in oral, graphic, electronic or any other form, or obtained by or on behalf of the Recipient through inspection or observation of the foregoing. Confidential Information shall not include any information that

(a)	is or becomes publicly known through no act or omission of the Recipient.

(b)	was rightfully known by Recipient before receipt from the Discloser.

(c)	becomes known to Recipient by a third party without confidential or proprietary restriction from the Discloser; or

(d)

is independently developed by Recipient without the use of or reference to the Confidential Information of Discloser. The terms and conditions of this Agreement shall constitute Confidential Information of both parties.

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1.2	“Collaborator Materials” mean, collectively, all information and materials provided by or on behalf of EHBE to EMBI in connection with materials described in the Project Plan.

1.3

“Collaborator Technology” means, collectively, the Collaborator Materials, together with (a) all parts, compositions, formulations, modifications, derivatives, improvements and enhancements thereof and thereto, (b) all methods specific to the manufacture thereof, and (c) all uses thereof.

1.4	“Initial Project Plan” means the Project Plan set out in Exhibit A.

1.5	“Initial Project Plan Budget” means the Budget set out in Exhibit A to the Initial Project Plan.

1.6	“Intellectual Property Rights” mean:

(a)

any and all proprietary rights, in any jurisdiction in the world, provided under (i) patent law, (ii) copyright law, (iii) trade-mark law, (iv) design patent or industrial design law, (v) plant breeders’ rights or plant variety rights law; or (vi) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in ideas, formulae, algorithms, concepts, inventions, inventors’ notes, research data, works or know-how, or the expression or use thereof, and including all past, present and future causes of action, rights of recovery, and claims for damage, accounting of profits, royalties, or other relief relating, referring or pertaining to any of the foregoing; and

(b)	any and all applications, registrations, licenses, sublicenses, collaboration agreements, technology transfer agreements, and other agreements or other evidence of a right in any of the foregoing.

1.7	“Principal Investigator” shall mean, with respect to a Project, the principal investigator identified in the Project Plan for such Project.

1.8	“Project” means the project described in a Project Plan.

1.9	“Project Plan” means, a written project plan mutually agreed in writing by the parties and includes the Initial Project Plan.

1.10	“Results” mean all data, information and other deliverables and results derived from a Project or use of the Collaborator Technology

2.	Conduct of Projects.

2.1

Projects. EMBI engages EHBE to conduct each Project on the terms and conditions of this Agreement, including, without limitation, the applicable Project Plan. EHBE accepts such engagement and should conduct each Project and otherwise act in strict accordance with the terms and conditions of this Agreement, including, without limitation, the applicable Project Plan.

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2.2	Initial Project Plan. EMBI engages EHBE to conduct the activities contemplated under the Project Plan

2.3

Project Plan. It is contemplated that the parties shall from time to time enter into new Project Plans. Upon mutual agreement, due execution and delivery of a Project Plan for a Project, such Project Plan automatically shall be incorporated into this Agreement; provided, however, that to the extent any term or condition of such Project Plan conflicts with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control unless otherwise expressly stated in the applicable Project Plan that such conflicting term or condition is specifically intended to supersede the terms and conditions of this Agreement, and expressly referencing the specific terms and conditions to be superseded.

2.4

Principal Investigator. EHBE shall conduct each Project under the direction of the Principal Investigator identified in the applicable Project Plan. The Principal Investigator for a Project shall be responsible for the supervision and administration thereof.

2.5

Research Procedures. EHBE shall conduct the Project in good scientific manner, and in compliance with all applicable Collaborator policies and procedures as detailed in the applicable Project Plan, all requirements of applicable laws and regulations, the highest professional industry standards and good laboratory and/or clinical practices, including, without limitation, any quality assurance, quality control and other standards set forth in the applicable Project Plan. EHBE shall proceed diligently with the work set out in the applicable Project Plan for such Project, including, without limitation, by allocating sufficient time and effort and using personnel with sufficient skills and experience, together with sufficient equipment and facilities, to conduct such Project and to accomplish the goals set out therein.

2.6	Records. EHBE shall maintain complete and accurate records, appropriate for patent and Intellectual Property Rights protection purposes, of all work in connection with the Project.

2.7	Reports.

(a)

At such times as described in the applicable Project Plan for a Project and otherwise at EMBI’s reasonable request, EHBE shall prepare and deliver to EMBI such reports (in such form as reasonably requested by EMBI), including, without limitation, a report (in such form as reasonably requested by EMBI) describing in reasonably sufficient detail the Results derived as of the date of such report, activities conducted under such Project and all resulting Project Technology and EMBI Technology, and accounting for the use of the funding provided by EMBI for such Project.

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(b)

Unless otherwise set forth in the applicable Project Plan, within forty- five (45) days after completion or termination of such Project, EHBE shall prepare and deliver to EMBI a final report (in such form as reasonably requested by EMBI) describing in reasonably sufficient detail all Results of such Project, all methodologies, techniques and other activities used in conducting such Project and all resulting Project Technology and EMBI Technology, and accounting for the use of the funding provided by EMBI for such Project.

2.8

Term. The term of each Project shall commence on Project Effective Date (as defined in the applicable Project Plan) and, unless terminated earlier in accordance with this Agreement or the pa1iies otherwise mutually agree in writing, shall terminate upon delivery by EHBE and acceptance by EMBI of the final deliverable for such Project as described in the applicable Project Plan.

2.9

Insurance. EHBE shall at all times maintain comprehensive personal injury and property damage insurance applicable to the operations of EHBE that will include without limitation personal injury liability, product liability, and contractual liability, and any other forms of insurance, all of which must be in such reasonable amounts and with such reasonable deductions as would be obtained by a prudent person acting reasonably in similar circumstances.

3.	Collaborator Materials; Collaborator Technology.

3.1	Collaborator Materials. EMBI may provide EHEB with the compound to be investigated.

3.2

Ownership. EHBE hereby acknowledges that, as between EMBI and EHBE, EMBI is the sole owner or licensee of the EMBI Technology, together with all Intellectual Property Rights therein and thereto, and hereby assigns to EMBI, all right, title and interest in and to the foregoing.

3.3

Patent Rights. EMBI shall control, at its sole cost, the filing, preparation, prosecution, maintenance and enforcement of all patent applications and patents claiming or covering the EMBI Technology. Upon EMBI’s reasonable request, EHBE and its employees and consultants shall assist EMBI, shall execute, acknowledge and deliver such further documents and instruments, and shall perform all such other acts as may be necessary or appropriate in preparing, filing, prosecuting, maintaining or enforcing all such patent applications and patents.

3.4

No Warranties. EHBE hereby acknowledges that the EMBI Materials are experimental in nature and that they are provided on an “AS IS” basis. COLLABORATOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE EMBI MATERIALS OR THE USE THEREOF. EMBI DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE ORNON- INFRINGEMENT.

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4.	Results and Project Technology.

4.1	Ownership and Assignment.

(a)

EMBI shall be the exclusive owner of all rights, title and interests, including without limitation the Intellectual Property Rights, in and to the Results and Project Technology, regardless of whether they were made or conceived (a) solely by employees or others acting on behalf of EHBE, (b) solely by employees or others acting on behalf of EMBI or (c) jointly by employees or others acting on behalf of EMBI and by employees or others acting on behalf of EHBE. EMBI shall have the right, subject to the provisions of this Agreement, to freely exploit, transfer, license or encumber its rights in any Results and Project Technology, and the Intellectual Property Rights therein, without the consent of, or payment or accounting to, EHBE.

4.2

Disclosure. EHBE promptly shall disclose to EMBI any Results and Project Technology made or conceived by or on behalf of EHBE and provide EMBI with copies of all information available to EHEB regarding such Results and Project Technology.

5.

Financial Terms. With respect to each Project Plan entered into between the parties on mutual agreement, EMBI shall pay to EHBE such amounts as set forth in the budget of the applicable Project Plan, at such times an in accordance with such other terms and conditions as set forth in such Project Plan. EHBE will provide services to EMBI at reasonable market rates. EHBE shall use funds received from EMBI solely to conduct the applicable Project and for no other purpose.

6.	Confidential Information.

6.1

Confidential Information. EHBE shall hold all Confidential Information of the EMBI in confidence and shall not disclose such Confidential Information to any third party. EHBE shall disclose Confidential Information of the Discloser only to its employees, in each case who need to know such Confidential Information, to the extent such disclosure is reasonably necessary performance of its obligations or the exercise of its rights under this Agreement, and who are bound by restrictions regarding disclosure and use of such Confidential Information no less restrictive than those set forth herein. EHBE shall not use, or grant the use of, any Confidential Information of EMBI for the benefit of itself or any third party or for any purpose other than the performance of its obligations or the exercise of its rights under this Agreement. The obligations of this section 6 with respect to any item of Confidential Information or with respect to any discussions or agreements between the parties shall survive for five (5) years following the termination or expiration of this Agreement.

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6.2

Ownership. All Confidential Information (including, without limitation, all copies, extracts and portions thereof) is and shall remain the sole property of EMBI. EHBE does not acquire (by license or otherwise, whether express or implied) any Intellectual Property Rights or other rights under this Agreement or any disclosure hereunder, except the limited right to use such Confidential Information in accordance with the express provisions of this Agreement.

7.

No Implied Rights. Except as expressly set forth in this Agreement, this Agreement shall not be construed to grant any license or other rights to either party in or to any patent or other intellectual property rights of the other party.

8.	Term and Termination.

8.1	Term. This Agreement will commence on the Effective Date and, unless sooner terminated as provided in this Agreement, will remain in full force and effect for a term of 1 year (the “Initial Term”).

8.2

Termination. Any party shall have the right to terminate the Agreement in its entirety upon or after the material breach of this Agreement by EMBI or EHBE if the breaching party has not cured such breach within thirty (45) days after notice thereof by the other party.

8.3	Effects of Termination.

(a)

Promptly upon the completion or termination of any individual Project, unless the parties otherwise mutually agree in writing, the Recipient shall destroy or return to EMBI (as requested by the EMBI) all tangible items regarding the Confidential Information of the EMBI relating to such Project and all copies thereof, except that (i) EHBE shall have the right to retain one (1) copy for its legal files for the sole purpose of determining its obligations hereunder, and (ii) EHBE shall return to EMBI all remaining Technology relating to such Project.

(b)

Promptly upon the expiration or termination of this Agreement in its entirety, unless the parties otherwise mutually agree in writing, (i) EHBE shall destroy or return to the EMBI (as requested by the EMBI) all tangible items regarding the Confidential Information of the EMBI and all copies thereof; provided, however, that the EHBE shall have the right to retain one (1) copy for its legal files for the sole purpose of determining its obligations hereunder, and (ii) EHBE shall return to EMBI all remaining EMBI Technology.

9.

Governing Law. This Agreement shall be governed by, interpreted and construed in accordance with the laws of California, without regard to the conflicts of law principles thereof. Any legal action or other proceeding to resolve any dispute arising from or relating to this Agreement shall be brought only in the courts of California

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10.

Notices. All reports, notices and other documents that a party is required or may want to deliver to any other party shall be delivered in writing and either by personal delivery or by registered or certified mail at the address for the receiving party set out on page 1 of this Agreement, or as varied by any notice.

11.

No Waiver. No condoning, excusing or overlooking by any party of any default, breach or non-observance by any other party at any time or times regarding any terms of this Agreement (including any Project Plans) shall operate as a waiver of that party´s rights under this Agreement. A waiver of any term or right under this Agreement shall be made in writing signed by the party entitled to the benefit of that term or right and is effective only to the extent set out in the written waiver.

12.

Severability. Any part of this Agreement that is indefinite, invalid, illegal or otherwise void or unenforceable may be severed from this Agreement and the balance of this Agreement will continue in full force and effect.

(Remainder of page left intentionally blank. Signature page follows.)

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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

EMERALD HEALTH BIOTECHNOLOGY ESPAÑA

By:
Authorized Signatory

EMERALD BIOSCIENCE INC.

By:
Authorized Signatory

EXHIBIT A

Project Development for CBD-Val-HS

Investigators: Emerald Biotechnology España

AIM OF PROJECT

The aim of this project is to study the activity of CBD-Val-HS and CDB.

1.	Synthesis and Stability of drug substance and drug product (Galchimia and Ardena)

2.	Solubility and Formulation of CBD-Val-HS (Galchimia and Ardena)

3.	PK analysis (Eurofins)

4.	Toxicology (minimum for go/non-go decision)

5.	Bioactivity in vitro related to the endocannabinoid system

6.	Bioactivity in vitro unrelated to the endocannabinoid system

7.	Efficacy in Animal model of autoimmune disease with skin and fibrotic components (as example)

CHRONOGRAM AND BUDGET

EHBE/EMBI CRA

	Q1	Q2	Q3	Q4

Objective 1
1.1. Synthesis and Stability of drug substance and drug product					30.000
1.2. Solubility and Formulation of CBD-Val-HS					20.000
1.3.PK analysis					20.000
1.4. Toxicology (genotoxicity and cardiotoxicity)					20.000

Objective 2 (in vitro)
2.1.Bioactivity in vitro related to the endocannabinoid system					10.000
2.2. Bioactivity in vitro unrelated to the endocannabinoid system					10.000

Objective 3 (in vivo)
3.1.Efficacy in Animal model					35.000

	80.000	40.000	15.000	10.000	145.000

* If CBD-VAL is provided by EMBI (1.1) reduce 20.000 €

PROTOCOLS (in house)

1.

Cell cultures. The different cell lines used in this project will be maintained in supplemented DMEM medium containing 10% FBS and 1% antibiotics penicillin/streptomycin (DMEM complete medium) at 37ºC in a humidified atmosphere of 5% CO2.

2.

CB1 and CB2 functional assays. 293T-CB1 and 293T-CB2 cells (stably transfected with CB1 and CB2 cDNAs) are incubated in 24-well plates (1x105 cell/ml) and transiently transfected with 0,1 mg/ml of the plasmid CRE-luc that contains six consensus cAMP responsive elements (CRE) linked to firefly luciferase. Transient transfections are performed with Rotifect (Carl Roth GmbH, Karlsruhe, Germany) according to the manufacturer’s instructions and harvested 24 h after transfection. For agonistic activity of CB1 the cells are treated with the compounds for 6 h. For antagonistic activity of CB1 the transfected cells are incubated with increasing concentrations of the test compounds for 15 min and then with WIN-55, 212-2 (positive control for CB1), during 6 h and then luciferase activity measured in the cell lysates. Forskolin is an adenylate cyclase activator that is used at 10 mM as a positive control of cAMP signaling pathway activated by a CB1R-independent mechanism. For CB2 agonistic activity we treated 293T-CB2-CRE-luc cells either with increasing concentrations of the test substances or with WIN-55, 212-2 (positive control for CB2), for 15 min and then with Forskolin (10 mM). After six hours of stimulation the cells will be lysed in 25 mM Tris-phosphate pH 7.8, 8 mM MgCl2, 1 mM DTT, 1% Triton X-100, and 7% glycerol and luciferase activity measured using TriStar2 Berthold/LB942 multimode reader (Berthold Technologies) following the instructions of the luciferase assay kit (Promega, Madison, WI). The background obtained with the lysis buffer will be subtracted in each experimental value, and the specific transactivation expressed as fold induction over basal levels (CRE-Luc).

3.

Binding assays. CB1 and CB2 receptor binding affinities will be determined by competition studies using [3H]CP55940 as radioligand and commercial membrane preparations of HEK293 EBNA cells stably expressing the respective receptor type (Perkin-Elmer Life and Analytical Sciences, Boston, MA), following a procedure previously described by us. Initially, compounds will be screened at 40 μM and, in those cases in which the inhibition of radioligand binding will be at least about 70%, competition curves using a broad range of compound concentrations will be performed to calculate Ki values. Competition binding data are analyzed by using GraphPad Prism® version 5.01 (GraphPad Software Inc., CA, USA).

4.

Cytotoxicity assays. Briefly, NIH-3T3 cells will be seeded at a density of 1 x 103 cells/well in 96-well plates and treated with increasing concentrations of the compounds for 24 hours. After that, 50 μl of 3-MTT (4,5-Dimethylthiazol-2-yl)-2,5-diphenyltetrazo-lium bromide) (5 mg/ml) from a mixture solution of MTT: DMEM (1:2) per well will be added and cells will be incubated for 4 hours at 37º C in darkness. Then, supernatant will be removed and 100 μl DMSO will be added to each well for 10 min, in gentle shaking. Absorbance will be measured at 550 nm using a TriStar LB 941 (Berthold Technologies, GmbH & Co. KG). The mean concentration in each set of three wells will be measured. The absorbance of untreated controls will be considered as 100% survival.

5.

Nrf2 activity assays. The HaCaT-ARE-Luc cell line contains the Nqo1 Antioxidant Response Element (ARE)-Luc reporter plasmid. The ARE is activated by all members of the CNC family of factors (Nrf1, Nrf2, Nrf3 and p45 NF-E2). The cells are cultivated in 24 well plates at the concentration of 2x104 cells/well in a CO2 incubator at 37ºC. For induction of Nrf2 activation the cells will be treated with increasing concentrations of the test substances for 6 h. As a positive control the cells will be treated with 0.2 mM Tert-butyl-hydroquinone (TBHQ). For inhibition of Nrf2, the cells are preincubated with increasing concentrations of test substances for 15 min and then treated with 0.2 mM TBHQ for 6 h. Then the cells are will behed twice in PBS and lysed in 25 mM Tris-phosphate pH 7.8, 8 mM MgCl2, 1 mM DTT, 1% Triton X-100 and 7% glycerol during 15 min at RT in a horizontal shaker. After centrifugation, the supernatant are used to measure luciferase activity using an Autolumat LB 9510 (Berthold) following the instructions of the luciferase assay kit (Promega, Madison, WI, USA). The protein concentration in the cell extracts is measured by the Bradford method (BioRad). The RLU/mg is calculated, and the results are expressed as percentage of induction/inhibition of ARE-luc activity.

6.

Cellular antioxidant activity. The intracellular accumulation of ROS is detected by fluorimetry using 2´,7-´dihydrofluorescein-diacetate (DCFH-DA). The HaCaT cells (1X 105 cells/well) are cultured in a 12-well plate in DMEM supplemented with 10% FBS; culture medium is renewed when the cells reached 80% confluence. After preincubation with the test substances for 24 h the cells are incubated with 10 mM DCFH-DA in the culture medium at 37ºC for 30 min and then treated with 0.2 mM Tert-butyl-hydroquinone (TBHQ). The acetate groups on DCFH-DA are removed by an intracellular esterase, trapping the probe inside the HaCaT cells. The cells are then will behed with warm PBS buffer. The production of ROS can be measured by changes in fluorescence due to the intracellular accumulation of DCF caused by the oxidation of DCFH. Intracellular ROS, as indicated by DCF fluorescence is detected using a TECAN Pro plate reader (excitation, 485 nm; emission, 530 nm).

7.

Determination of Col1A2 gene transcription. The COL1A2-luciferase construct contains sequences from -353 to +58 bp of the human COL1A2 promoter fused to the luciferase reporter gene. NIH3T3 fibroblast cells will be cultivated at a density of 5 x 104 cells/ml for 24 h at 37ºC and transfected with the COL1A2-luc plasmid using Roti-Fect (Carl Roth) following the manufacturer´s recommendations. Twenty-four h later the cells will be treated with the test compounds at several concentrations and TGFβ1 (10 ng/ml) as positive control for 12h. The cells will be will behed with PBS and lysed in 100µl lysis buffer containing 25 mM Trisphosphate (pH 7.8), 8 mM MgCl2, 1 mM DTT, 1% Triton X-100, and 7% glycerol during 15 min. Luciferase activity and protein concentration will be measured in the cell lysates to calculate the RLU/mg of protein and the results expressed as the percentage of induction considering the value obtained with TGFβ1 as 100% activation.

8.

Miofibroblast differentiation. To induce myofibroblast differentiation MEFs will be plated on glass coverslips with the appropriate medium. After serum starvation for 24 h, the cells will be preincubated with the test compounds for 1 h and stimulated with TGFβ1 (10 ng/ml) for another 24 h. Coverslips will be collected, will behed with PBS and fixed with 4% paraformaldehyde. After antigen retrieval non-specific binding will be reduced by blocking with IHC select blocking reagent (Merck Millipore, MA, USA) at room temperature for 30 min. Coverslips will be placed in a humidified chamber and incubated overnight at 4 ºC with a primary antibody α-SMA (1:50, sc-32251, Santa Cruz). Then, coverslips will be will behed three times with 0.1% PBS-Tween 20 and incubated with the secondary antibody goat anti-rat Alexa 488 (Merck Millipore). Finally, coverslips will be mounted in VectaShield Mounting Medium with DAPI and analyzed using a Leica DM2500 microscope and a Leica DFC420c camera.

9.

In vitro cell migration assays. The modulation of cell migration will be analyzed by wound- healing assays. Briefly, NHDFs will be seeded in a 96-well Essen ImageLock plate (Essen BioScience) and will be grown to confluence. After 24 h, the scratches will be made using the 96-pin WoundMaker (Essen BioScience), followed by incubation of the cultures in media with 10 ng/ml of mitomycin C to block cell proliferation. VCE-004.8 and TGFb1 or rhIL-4 (10 ng/ml) will be added, and wound images will be taken every 60 min for 36 h, and the data analyzed by the integrated metric Relative Wound Density part of the live content cell imaging system IncuCyte HD (Essen BioScience).

10.

NF-kB assays in fibroblasts. The NIH3T3-KBF-Luc cells has been stably transfected with the plasmid KBF-Luc plasmid, which contains three copies of NF-κB binding site (from major histocompatibility complex promoter), fused to a minimal simian virus 40 promoter driving the luciferase gene. Cells (1x104 for NIH3T3-KBF-Luc) are seeded the day before the assay on 96-well plate. Then the cells are treated with the test compounds for 15 min and then stimulated with 30 ng/ml TNFα. After 6 h, the cells are will behed twice with PBS and lysed in 50µl lysis buffer containing 25 mM Tris-phosphate (pH 7.8), 8 mM MgCl2, 1 mM DTT, 1% Triton X-100, and 7% glycerol during 15 min at RT in a horizontal shaker. Luciferase activity is measured using a TriStar2 Berthold/LB942 multimode reader (Berthold Technologies) following the instructions of the luciferase assay kit (Promega, Madison, WI, USA). The RLU is calculated and the results are expressed as percentage of inhibition of NF-κB activity induced by TNFα (100% activation). The experiments for each concentration of the test items will be done in triplicate wells.

11.

Animals and experimental protocols Six- to eight-week-old female BALB/c mice will be purchased from Harlan laboratories (Barcelona, Spain) and housed in our animal facilities (University of Córdoba, Córdoba, Spain) under controlled conditions (12h light/dark cycle; temperature 20ºC (±2ºC) and 40–50% relative humidity) with free access to standard food and water. All experiments will be performed in accordance with European Union guidelines and approved by the Animal Research Ethics Committee of the Córdoba University (2014PI/016). Bleomycin-induced skin and lung fibrosis will be developed by daily subcutaneous injections of 100 µL bleomycin (20 μg/mL) diluted in phosphate buffered saline (PBS) (Mylan Pharmaceuticals, Barcelona, Spain) into well-defined areas (1cm2) of the shaved backs of mice for 6 weeks. During the last 3 weeks, the mice will be treated daily by oral gavage with either CBD or CBD-Val-HS formulated in sesame oil. After 6 weeks, all animals will be sacrificed by cervical dislocation and dissected for tissue processing. Skin and lung samples will be divided into two pieces, one maintained in RNA-later (Sigma-Aldrich, St. Louis, MO, USA) cooled in dry ice and stored at -80oC for transcriptomic analysis, and the second piece fixed in fresh 4% paraformaldehyde (0.1M, PBS) (AppliChem, Darmstadt, Germany) for histochemical analysis. Six to eight animals will be analyzed in each experimental group.

12.

Histochemical analysis. Five mm-thick tissue sections of skin or lung sections will be embedded in paraffin and then stained with Masson's trichrome (Merck Millipore, Darmstadt, Germany). Skin collagen will be also detected by picrosirius red staining (Sigma-Aldrich, St. Louis, MO, USA). Three random fields of each skin or lung biopsy will be photographed by standard brightfield microscopy and digitalized using a Leica DFC420c camera and analyzed using Image J software (http://rsb.info.nih.gov/ij/) in a blinded manner by two independent observers. The Ashcroft score will be used to determine the degree of fibrosis in lung specimens.

13.

Confocal microscopy analyses. Skin sections (5 µm-thick) will be deparaffinized and boiled for 10 min in sodium citrate buffer (10mM, pH 6.0) (Sigma-Aldrich, St. Louis, MO, USA) for antigen retrieval. Nonspecific binding will be blocked with 3% bovine serum albumin (BSA) (Sigma-Aldrich, St. Louis, MO, USA) in PBS and sections will be incubated overnight at 4ºC with the following primary antibodies: monoclonal anti-Tenascin (TNC) (1:100 dilution, #MAB2138, RD system, Mineapolis, MN, USA), and anti-α-Smooth muscle actin (SMA) monoclonal antibody Alexa-488 (1:100 dilution, #53-9760-80, Thermo Fischer, Waltham, MA, USA). Next, slides will be incubated with secondary antibodies for 1h at room temperature in the dark. All images will be acquired using a spectral confocal laser-scanning microscope LSM710, (Zeiss, Jena, Germany) with a 25×/0.8 Plan-Apochromat oil immersion lens and quantified in 10 to 15 randomly chosen fields using ImageJ software (http://rsb.info.nih.gov/ij/).

ADDENDUM

THIS ADDENDUM (this “ADDENDUM”) is entered into between SKYE BIOSCIENCE, formerly known as EMERALD BIOSCIENCE INC., (“EMBI”), with a place of business at 5910 Pacific Center Blvd., #320 San Diego, CA, 92121, United States and EMERALD HEALTH BIOTECHNOLOGY ESPAÑA, S.L. a limited liability company incorporated under the laws of Spain (“EHBE”), having a place of business at Parque Cientifico Tecnologico de Cordoba, Rabanales 21, c/ Astronoma Cecilia Payne, Edifico Centauro, 14014, Cordoba, Spain, which ADDENDUM is effective as of January 2021 (the “Effective Date”).

WHEREAS:

A.               The Parties entered into a Collaborative Research Agreement having an effective date of January 2021 (the “CRA”).

B.               The Parties wish to clarify certain aspects of the CRA, and, thus, agree to add this ADDENDUM to the CRA.

NOW, THEREFORE, in consideration of the foregoing premises and he mutual covenants herein contained; the parties hereby agree as follows:

1.          All rights and obligations of the CRA will remain unless explicitly amended by the Parties herein.

2.        In Exhibit A of the CRA, the Parties agree to the following:

2.1    All payments will be converted to US dollars based on the exchange rate from the January 25, 2021 Wall Street Journal published exchange rate: 1.2175:1 (US dollar:Euro).

2.2    The Chronogram and budget relate to calendar year 2021.

2.3    The language in the asterisk shall be replaced in its entirety with the following language:

       “If CBD-VAL is provided by EMBI (1.1), then reduce by 20,000 Euros”

2.4    Payment.  EHBE shall invoice EMBI upon the initiation of an objective outlined and budgeted in the Chronogram, and EMBI shall remit payment net 45 days from receipt of such invoice.

3.         Entire Agreement. This ADDENDUM, along with the CRA, represents the final and entire agreement and understanding between the Parties related to this subject matter, and is the complete and exclusive statement of its terms.  This contract supersedes all prior agreement and understandings, whether oral or written.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

EMERALD HEALTH

BIOTECHNOLOGY ESPAÑA

By:

        Authorized Signatory

EMERALD BIOSCIENCE INC.

By:

        Authorized Signatory